EXHIBIT 10.1

AGREEMENT OF SALE

AGREEMENT OF SALE made this 1st day of November 2007, between Lori Owens of 5000 State Line Road, Kansas City, Missouri. MO 66206 ("Seller"), and Semper Flowers, Inc of 1040 First Avenue, Suite 173, New York. NY 10021 ("Purchaser").

1.  Agreement to Sell.  Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the total issued and outstanding shares of the capital stock of Absolute Florist, Inc, a corporation organized under the laws of Missouri (the "Corporation"), said shares constituting all of the authorized and issued shares of the Corporation (the "Shares").

2.  The Assets of the Corporation.  It is the understanding of the parties that the Corporation is the owner of the following assets (the "Assets"):

(a)  the books and records of the business; and

(b)  the goodwill of the business (the "Goodwill").

3.  Purchase Price.  The purchase price to be paid by Purchaser is $100,000 of Semper Flowers, Inc preferred shares, payable as follows:

(a)  $100,000 face value of Series A Preferred Stock with a par value of $0.0001 upon execution of this agreement.

(b)   A monthly check of $1000 that shall continue until either (i)  The preferred shares are redeemed or (ii) Semper Flowers, Inc is either sold, dissolved or declared bankrupt

4.  The Closing.  The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 5 hereof.  The closing shall be held at the offices of Stephen Fleming. Esq., Sichenzia Ross Friedman Ference LLP , 61 Broadway, 32nd Floor, New York. NY 10006 at 10 A.M. on___ day of November 2007  (the "closing date").

5.  Closing Documents.  At the closing Seller shall execute and deliver to Purchaser:

(a)  the certificate or certificates for the Shares, duly endorsed so as to effectively transfer ownership of the Shares to Purchaser, together with all appropriate federal and state transfer tax stamps affixed

(b)  letters of resignation from each director and officer of the Corporation, effective as of the closing hereunder

(c)  the Certificate of Incorporation or other organizational documents of the Corporation, and the Bylaws, minute book, stock certificate book, and seal of the Corporation; any bills, vouchers, records showing the ownership of the furniture, furnishings, equipment, other property used in the operation of the Corporation; and all other books of account, records and contracts of the Corporation

(d)  such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Corporation to be transferred under this agreement

At the closing Purchaser shall execute and deliver to Seller:

(a)  the Preferred Share certificate provided for in Article 3 hereof

6.  Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as follows:

(a)  Seller has full power and authority to carry out and perform its undertakings and obligations as provided herein.

(b)  No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.

(c)  The Corporation is a corporation duly organized under the laws of Missouri, and the Corporation is validly existing and has not been dissolved.

(d)  Seller is the owner of the Shares, and the Shares are all of the issued and outstanding shares of stock of the Corporation.  All of the Shares are fully paid and non-assessable, have not been assigned, pledged or hypothecated, and are free of all liens, claims and encumbrances.

(e)  The Corporation is the owner of all of the Assets enumerated in Article 2 hereof, free of all liens, claims and encumbrances, except as may be set forth herein.

(f)  There are no violations of any law or governmental rule or regulation pending against Seller, the Shares or the Corporation.

(g)  There are no judgments, liens, suits, actions or proceedings pending against Seller, the Shares or the Corporation.

(h)  Except as may be set forth herein, the Corporation has not entered into, and is not subject to, any:  (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Corporation.

(i)  The Corporation has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by the Corporation prior to the date hereof.  Each such return is true, complete and correct, and the Corporation has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable.

(j)  The financial statements, balance sheets and other information pertaining to the Corporation set forth in Exhibit C hereto are true, correct and complete as of the dates and for the periods set forth therein; have been prepared in accordance with generally accepted accounting principles consistently applied; and fairly represent the financial position of the Corporation at such dates and for such periods.  The Corporation had at said dates no liabilities or obligations of any kind, contingent or otherwise, not reflected in Exhibit C.  Except as shown in Exhibit C, the Corporation owns outright each asset or item of property reflected therein, free of all liens, claims and encumbrances.  Since said dates and periods, there has been no material adverse change in the financial condition, assets or liabilities of the Corporation.

7.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller as follows:

(a)  Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.

(b)  No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

(c)  There are no judgments, liens, suits, actions or proceedings pending or, to the best of Purchaser's knowledge, threatened against Purchaser or its property.

8.  No Other Representations.  Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Corporation, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement.

9.  Conditions to Closing.  The obligations of the parties to close hereunder are subject to the following conditions:

(a)  All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.

(b)  All representations or warranties of the other party herein are true in all material respects as of the closing date.

(c)  On the closing date, there shall be no liens or encumbrances against the Corporation, except as may be provided for herein.

If Purchaser shall be entitled to decline to close the transactions contemplated by this agreement, but Purchaser nevertheless shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Seller to comply with the conditions or other provisions of this agreement of which Purchaser shall have actual knowledge at the closing.

10.  Brokerage.  The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby.  Each of the parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any broker, finder or other person with whom such party has dealt.

11.  Assignment.  Purchaser shall not assign this agreement without the prior written consent of Seller in each instance.  Any attempted assignment without Seller's consent shall be null and void.

12.  Notices.  All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

13.  Entire Agreement.  This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof.  This agreement has been entered into after full investigation.

14.  Changes Must Be In Writing.  This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound.

15.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York and all of the parties agree to submit to the exclusive jurisdiction of the courts in and of the State of New York over any action or proceeding existing or relating to this Agreement.

16.  Binding Effect.  This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser.  Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.  This agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

BY George Marquez as President of Semper Flowers, Inc /s/George Marquez

BY Lori Owens as President of Absolute Florists, Inc /s/Lori Owens

BY Lori Owens, personally /s/Lori Owens